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                                                                     EXHIBIT 2.4

                              [FORM OF LOCK-UP FOR
                             NOVEMBER, 1996 PRIVATE
                              PLACEMENT INVESTORS]


__________ __, 1997


Ansan Pharmaceuticals, Inc.
400 Oyster Point Boulevard
South San Francisco, California  94080

Ladies and Gentlemen:

     This letter agreement is in connection with the Agreement and Plan of Reorganization and Merger dated as of July __, 1997 (the "Merger Agreement") by and among Ansan Pharmaceuticals, Inc., a Delaware corporation (the "Company") and Discovery Laboratories, Inc., a Delaware corporation pursuant to which, subject to the conditions of the Merger Agreement, the undersigned may receive securities of the Company (the "Merger Securities").

     In consideration of the foregoing and in order to induce you to consummate the merger of Discovery with and into Ansan pursuant to the Merger Agreement (the "Merger"), the undersigned hereby irrevocably agrees that it will not on or before the first anniversary of the Effective Date of the Merger (as the term "Effective Date" is defined in the Merger Agreement), directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of the Company's Common Stock, or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire the Company's Common Stock in each case which are attributable to the Merger Securities ("Ansan Securities"), without the prior written consent of the Company, provided, however, that the
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undersigned may transfer 20% of his/her Ansan Securities on or after the
Effective Date and an additional 20% of his/her Ansan Securities on or after the end of each three-month period after the Effective Date in accordance with the following schedule:
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Ansan Pharmaceuticals, Inc.
_______ __, 1997
Page 2



          Date                      Number of Shares that may be transferred
          ----                      ----------------------------------------

     On or after the Effective Date                       __________________

     On or after 90 days following the Effective Date     __________________

     On or after 180 days following the Effective Date    __________________

     On or after 270 days following the Effective Date    __________________

     Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any shares of Ansan Securities either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any
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such transfer each transferee shall execute an agreement, satisfactory to the
Company, pursuant to which each transferee shall agree to receive and hold such Ansan Securities, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean lineal descendant, father, mother, brother or sister of the transferor.

     The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Ansan Securities held by the undersigned except in compliance with this agreement and further agrees that any stock certificates of the Company, and any other document evidencing ownership of the Ansan Securities issued to the undersigned shall bear restrictive legends prohibiting transfers except in accordance with the terms of this letter.

     This agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to agreements entered into and performed by Delaware residents and entirely to be performed within Delaware

                              Very truly yours,


Dated: ______________         __________________________________
                              Signature

                              __________________________________
                              Printed Name and Title